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                                                                     EXHIBIT 5.2

                           PHILLIPS PETROLEUM COMPANY
                                Phillips Building
                          Bartlesville, Oklahoma 74004
                                  918-661-6600

                                                                 August 23, 2002

ConocoPhillips
600 North Dairy Ashford
Houston, Texas 77079

Ladies and Gentlemen:

            I am Senior Counsel to Phillips Petroleum Company and am familiar with the preparation and filing by ConocoPhillips, a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 89,121,492 shares (the "Shares") of common stock, par value $.01 per share, of the Company.

            As of the effective time (the "Effective Time") of the merger of P Merger Corp., a Delaware corporation and wholly owned subsidiary of the Company, with and into Phillips Petroleum Company, a Delaware corporation ("Phillips"), with Phillips surviving as a wholly owned subsidiary of the Company (the "Phillips Merger"), pursuant to the Agreement and Plan of Merger, dated as of November 18, 2001 (the "Merger Agreement"), among Conoco Inc., Phillips, C Merger Corp., P Merger Corp. and the Company, based on information furnished to me as of August 21, 2002, the Shares will include, without limitation, up to (i) 17,129,313 Shares (the "Outstanding Award Shares") issuable pursuant to options to purchase shares of common stock, par value $1.25 per share, of Phillips ("Phillips Common Stock"), stock appreciation rights with respect to shares of Phillips Common Stock and other outstanding awards consisting of or payable in shares of Phillips Common Stock (including restricted stock, restricted stock units, deferred stock units and dividend equivalents) originally granted under the Phillips Plans (as defined below), which will converted at the Effective Time into options to purchase Shares, stock appreciation rights with respect to Shares and other outstanding awards consisting of or payable in Shares (collectively, the "Outstanding Awards"); (ii) an additional 1,535,000 Shares (the "Phillips Savings Plan Shares") that may be offered and sold from time to time under the Long-Term Stock Savings Plan of Phillips Petroleum Company, the Retirement Savings Plan of Phillips Petroleum Company, the Tosco Corporation Capital Accumulation Plan and the Tosco Corporation Store Savings Plan (each as amended as of the Effective Time, and, collectively, the "Phillips Savings Plans"); and (iii) an additional 21,532,723 Shares (the "Phillips Plan Shares") that may be offered and sold from time to time under the 1990 Stock Plan of Phillips Petroleum Company, the Omnibus Securities Plan of Phillips Petroleum Company, the 2002 Omnibus Securities Plan of Phillips Petroleum Company, the Phillips Petroleum Company Stock Plan for Non-Employee Directors, the Incentive Compensation Plan of Phillips Petroleum Company, the 1986 Stock Plan of Phillips Petroleum Company, The Phillips Petroleum Company United Kingdom Limited Share Incentive Plan, the Phillips Petroleum


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Overseas Stock Savings Plan and the Employee Share Allocation Scheme of Phillips
Petroleum Company United Kingdom Limited (each as amended as of the Effective Time, and, together with the Phillips Savings Plans, the "Phillips Plans").

            I have examined the Merger Agreement, the Restated Certificate of Incorporation and the Bylaws of the Company to be effective as of the Effective Time, the Phillips Plans and originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, I have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, I have assumed that all signatures on all documents examined by me are genuine, that all documents submitted to me as originals are accurate and complete, that all documents submitted to me as copies are true and correct copies of the originals thereof and that all information submitted to me was accurate and complete. In addition, I have assumed for purposes of the opinions below that the consideration received by the Company for the Shares will be not less than the par value of the Shares and that the Phillips Merger will become effective.

            On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, I am of the opinion that:

            1. The Outstanding Award Shares subject to original issuance by the Company pursuant to the Outstanding Awards have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of a particular Outstanding Award for the consideration established pursuant to the terms of the applicable Phillips Plan and otherwise in accordance with the terms and conditions of such Outstanding Award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board of Directors of the Company or a duly constituted and acting committee thereof (the "Board") as provided therein, and, in the case of stock options, the exercise thereof and payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

            2. When originally issued by the Company pursuant to the provisions of the applicable Phillips Plan assumed by the Company following due authorization of a particular award thereunder by the Board as provided in and in accordance with such Phillips Plan, the Phillips Plan Shares issuable pursuant to such award will have been duly authorized by all necessary corporate action on the part of the Company. Upon issuance and delivery of such Shares from time to time pursuant to the terms of such award for the consideration established pursuant to the terms of such Phillips Plan and otherwise in accordance with the terms and conditions of such award, including, if applicable, the lapse of any restrictions relating thereto, the satisfaction of any performance conditions associated therewith and any requisite determinations by or pursuant to the authority of the Board as provided therein, and, in the case of stock options, the exercise thereof and


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      payment for such Shares as provided therein, such Shares will be validly issued, fully paid and nonassessable.

            3. The Phillips Savings Plan Shares subject to original issuance by the Company have been duly authorized by all necessary corporate action on the part of the Company and, when and to the extent issued and sold from time to time in accordance with the terms and provisions of the applicable Phillips Savings Plan and upon payment therefor as provided therein, such Shares will be validly issued, fully paid and nonassessable.

            I am a member of the Bar of the State of Oklahoma and I express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the State of Oklahoma and the General Corporation Law of the State of Delaware, including the statutory provisions thereof, all applicable provisions of the Delaware Constitution and the reported decisions interpreting these laws.

            I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not admit that I am within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                          Very truly yours,

                                          /s/ Robert C. Koch

                                          Robert C. Koch